Exhibit 99.b.9

                               Consent of Counsel




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                                             PATRICIA D. HARRIGAN
                                             Vice President & Secretary


Securities and Exchange Commission
Division of Investment Management            Valley Forge Life Insurance Company
Office of Insurance Products                 175 King Street
450 Fifth St., N.W.                          Armonk, NY 10504
Washington, D.C. 20549
                                             Direct line (914) 828-8687
                                             Direct fax (914) 828-7687
                                             Patricia_Harrigan@swissre.com




                                                                  April 28, 2005

Re: Opinion of Counsel - Valley Forge Life Insurance Company Variable Annuity Separate Account File Nos. 333-01087 and 811-07547

Dear Commissioners

       I hereby consent to the reference to my name under the caption "Legal Opinions" in the Prospectus contained in Post-Effective Amendment No. 12 to the Registration Statement on Form N-4 filed by Valley Forge Life Insurance Company Variable Annuity Separate Account (Reg. File No. 333-01087) with the Securities and Exchange Commission under the Securities Act of 1933.

       As Counsel to the Depositor, I am familiar with the variable annuity contract (the "Contract"), which is the subject of this Form N-4 registration statement, and am of the opinion that upon acceptance of the purchase payment paid by an owner pursuant to a Contract issued in accordance with the Prospectus contained in the Registration statement, the Contracts were validly issued and constitute a legal and binding obligation of Valley Forge Life Insurance Company.

       In giving this consent, I do not admit that I am in the category of person whose consent is required under Section 7 of the Securities Act of 1933.




Patricia D. Harrigan
Vice President and Secretary